SIGNATURES

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PITTSBURGH & WEST VIRGINIA RAILROAD


By    /s/    Robert A. Hamstead
             Robert A. Hamstead
          Vice President and Secretary-Treasurer

Date: March 12, 1998


       Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



   /s/  Herbert E. Jones, Jr.                          /s/  Virgil E. Wenger
        Herbert E. Jones, Jr.                               Virgil E. Wenger
     Chairman of the Board and Trustee          Assistant Secretary, Assistant
                                                       Treasurer and Trustee


   /s/  Charles T. Jones                               /s/  Lewis B. Harder
        Charles T. Jones                                    Lewis B. Harder
     Alternate Chairman, President and                 Trustee
         Trustee

Date:   March 12, 1998